Exhibit 99.1

Media Contact Lee Underwood Media Relations (706) 644-0528	Investor Contact Bob May Investor Relations (706) 649-3555

Synovus Announces Earnings for the Fourth Quarter

Diluted Earnings per Share Increased 21.9% in 2015

COLUMBUS, Ga., January 19, 2016 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended December 31, 2015.

Net income available to common shareholders for the fourth quarter of 2015 was $55.8 million or $0.43 per diluted share as compared to $55.4 million or $0.42 per diluted share for the third quarter of 2015 and $50.6 million or $0.37 per diluted share for the fourth quarter of 2014. Adjusted earnings per diluted share for the fourth quarter of 2015 were $0.44, a 4.2% increase from the third quarter of 2015 and a 13.5% increase from the fourth quarter of 2014.

2015 Highlights

•	Net income available to common shareholders for 2015 was $215.8 million or $1.62 per diluted share as compared to $185.0 million or $1.33 per diluted share for 2014. Diluted EPS grew 21.9% for 2015 compared to 2014.

•	Total loans ended the year at $22.43 billion, a $1.33 billion or 6.3% increase from 2014.

•	Average core deposits for the year were $21.13 billion, a $1.60 billion or 8.2% increase from 2014.

•	Non-performing assets of $215.4 million at December 31, 2015 declined 24.9% from December 31, 2014, and the non-performing asset ratio declined 39 basis points from December 31, 2014 to 0.96% at December 31, 2015.

•	The net-charge off ratio for 2015 was 0.13%, down 26 basis points from 2014.

•	We returned over $250 million in capital to common shareholders through common stock share repurchases and dividends.

•	Common Equity Tier 1 ratio was 10.37% at December 31, 2015 compared to 10.74% at December 31, 2014.

“We finished 2015 with strong performance in the fourth quarter, closing out another year of double digit growth in net income and balanced loan growth supported by strong core deposits,” said Kessel D. Stelling, Synovus Chairman and CEO. “Our team is excited about 2016 as we seek new ways to better serve our customers and prospects in this dynamic and highly-competitive environment. Our relationship-based approach, combined with our strategic initiatives and investments, creates an effective formula for driving continued growth, achieving greater efficiencies, and improving financial performance.”

Fourth Quarter 2015 Highlights

Balance Sheet

•	Total loans ended the quarter at $22.43 billion, up $565.3 million or 10.3% annualized from the previous quarter.

•	Commercial and industrial loans grew by $248.3 million or 9.3% annualized.

•	Commercial real estate loans grew by $185.2 million or 10.2% annualized.

•	Retail loans grew by $133.5 million or 12.7% annualized.

•	Total average deposits for the quarter were $23.24 billion, up $384.2 million or 6.7% annualized from the previous quarter.

•	Average core deposits grew $556.3 million or 10.3% annualized from the previous quarter.

•	Average core deposits, excluding state, county, and municipal deposits, grew by $377.8 million or 7.7% annualized compared to the previous quarter.

Income Statement

Adjusted pre-tax, pre-credit costs income was $105.3 million for the fourth quarter of 2015, an increase of $533 thousand from $104.7 million for the third quarter of 2015.

•	Net interest income was $212.6 million for the fourth quarter of 2015, up $4.8 million from $207.8 million in the previous quarter.

•	The net interest margin increased four basis points to 3.18% compared to 3.14% in the third quarter of 2015. The yield on earning assets was 3.63%, up three basis points from the third quarter of 2015, and the effective cost of funds was 0.45%, down one basis point from the third quarter of 2015.

•	Total non-interest income was $66.2 million, down $884 thousand or 1.3% compared to $67.1 million for the third quarter of 2015.

•	Core banking fees[1] were $33.6 million, down $271 thousand or 0.8% from the third quarter of 2015.

•	Financial Management Services revenues, consisting primarily of fiduciary and asset management fees and brokerage revenue, were $19.8 million, unchanged from the third quarter of 2015.

•	Mortgage banking income decreased $1.8 million or 30.7% compared to the third quarter of 2015, due to a decrease in production volume of 34.1%.

•	Total non-interest expense for the fourth quarter of 2015 was $183.0 million, up $5.1 million or 2.9% from the previous quarter and down $1.8 million or 1.0% as compared to the fourth quarter of 2014.

•	Adjusted non-interest expense for the fourth quarter of 2015 was $173.5 million, up $3.4 million or 2.0% from the previous quarter and up $1.1 million or 0.6% as compared to the fourth quarter of 2014.

•	Employment expense of $95.5 million increased $1.2 million or 1.3% from the previous quarter.

•	Occupancy and equipment expense increased $879 thousand or 3.3% from the prior quarter, driven by a $1.2 million charge related to lease exit costs.

[1]	Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, and miscellaneous other service charges.

•	Other expenses increased $1.3 million or 2.6% sequentially, driven by a $2.2 million increase in consulting fees.

Credit Quality

Broad-based improvement in credit quality continued.

•	Total credit costs were $11.9 million in the fourth quarter of 2015 compared to $10.3 million in the third quarter of 2015.

•	Total non-performing assets were $215.4 million at December 31, 2015, a $6.6 million or 3.0% decline from the previous quarter, and a $71.4 million or 24.9% decline from the fourth quarter of 2014. The non-performing asset ratio was 0.96% at December 31, 2015, compared to 1.01% at the end of the previous quarter and 1.35% at December 31, 2014.

•	Non-performing loans, excluding loans held for sale, were $168.4 million at December 31, 2015, an increase of $10.7 million or 6.8% from the previous quarter, and a decrease of $29.4 million or 14.9% from the fourth quarter of 2014. The non-performing loan ratio was 0.75% at December 31, 2015, compared to 0.72% at the end of the previous quarter and 0.94% at December 31, 2014.

•	Total delinquencies (consisting of loans 30 or more days past due and still accruing) were 0.21% at December 31, 2015 compared to 0.18% at September 30, 2015 and 0.24% at December 31, 2014. Total loans past due 90 days or more and still accruing were 0.01% at December, 31, 2015, unchanged from September 30, 2015 and down from 0.02% at December 31, 2014.

•	Net charge-offs were $3.4 million in the fourth quarter of 2015, a decrease of $3.3 million from $6.8 million in the third quarter of 2015. The annualized net charge-off ratio was 0.06% in the fourth quarter compared to 0.12% in the previous quarter.

Capital Ratios

Capital ratios remained strong and include the impact of common stock repurchases totaling $37.1 million, the issuance of $250 million in subordinated debt with a ten year maturity, and the repurchase of $46.7 million of the outstanding subordinated notes that mature in 2017.

•	Common Equity Tier 1 ratio was 10.37% at December 31, 2015 compared to 10.60% at September 30, 2015.

•	Tier 1 Capital ratio was 10.37% at December 31, 2015 compared to 10.60% at September 30, 2015.

•	Total Risk Based Capital ratio was 12.70% at December 31, 2015 compared to 12.02% at September 30, 2015.

•	Tier 1 Leverage ratio was 9.43% at December 31, 2015 compared to 9.45% at September 30, 2015.

•	Tangible Common Equity ratio was 9.90% at December 31, 2015 compared to 10.18% at September 30, 2015.

Fourth Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. Eastern on January 19, 2016. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to www.synovus.com/webcasts. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $29 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 257 branches, and 336 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as one of America’s Most Reputable Banks by American Banker and the Reputation Institute in 2015. Synovus is on the web at synovus.com, on Twitter @synovus, and on LinkedIn at http://linkedin.com/company/synovus.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding deposit growth, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, and future profitability; expectations on credit trends and key credit metrics; expectations regarding our capital management plan; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled average core deposits; average core deposits excluding average state, county, and municipal deposits; estimated Common Equity Tier 1 (CET1) ratio under Basel III (as of December 31, 2014); Tangible Common Equity ratio; adjusted earnings per diluted share; adjusted pre-tax, pre-credit costs income; and adjusted non-interest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total average deposits; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; and total non-interest expense, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total average deposits; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; and total non-interest expense determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of average core deposits; average core deposits excluding average state, county, and municipal deposits; estimated Common Equity Tier 1 (CET1) ratio under Basel III (as of December 31, 2014); Tangible Common Equity ratio; adjusted earnings per diluted share; adjusted pre-tax, pre-credit costs income; and adjusted non-interest expense; and the reconciliation of these measures to total average deposits; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; and total non-interest expense are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	4Q15	3Q15	4Q14	YTD 2015	YTD 2014
Average core deposits
Average core deposits excluding state, county, and municipal deposits
Average total deposits	$23,244,256	22,860,019	21,336,007	22,551,679	20,967,488
Subtract: Average brokered deposits	(1,185,093)	(1,357,163)	(1,602,354)	(1,421,949)	(1,434,422)

Average core deposits	22,059,163	21,502,856	19,733,653	21,129,730	19,533,066

Subtract: Average state, county, and municipal deposits	(2,303,278)	(2,124,812)	(2,184,757)	(2,232,438)	(2,215,170)

Average core deposits excluding state, county, and municipal deposits	$19,755,885	19,378,044	17,548,896	18,897,292	17,317,896

	4Q15	3Q15	2Q15	1Q15	4Q14
Tangible Common Equity ratio
Total assets	$28,792,653	28,167,135	28,205,078	27,632,890	27,050,237
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(471)	(667)	(863)	(1,061)	(1,265)

Tangible assets	28,767,751	28,142,037	28,179,784	27,607,398	27,024,541

Total shareholders’ equity	3,000,196	3,017,116	3,006,157	3,030,635	3,041,270
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(471)	(667)	(863)	(1,061)	(1,265)
Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)	(125,980)	(125,980)

Tangible common equity	$2,849,314	2,866,038	2,854,883	2,879,163	2,889,594

Total shareholders’ equity to total assets ratio	10.42%	10.71%	10.66	10.97	11.24
Tangible Common Equity ratio	9.90%	10.18%	10.13	10.43	10.69

Estimated Common Equity Tier 1 (CET1) ratio under Basel III (as of December 31, 2014)
Tier 1 common equity (Basel I)					$2,407,645
Add: Adjustment to capital components					157,765

Estimated common equity Tier 1 (CET1) under Basel III					2,565,410
Estimated risk-weighted assets under Basel III					$23,891,728
Estimated Common Equity Tier 1 (CET1) ratio under Basel III					10.74%

Reconciliation of Non-GAAP Financial Measures,

continued

(dollars in thousands)	4Q15	3Q15	2Q15	1Q15	4Q14
Adjusted net income per common share, diluted
Net income available to common shareholders	$55,839	55,369	53,233	51,404	50,612
Add: Litigation settlement expenses (after-tax)	434	—	2,688	—	283
Add: Restructuring charges (after-tax)	42	42	3	(65)	2,129
Add: Loss on extinguishment of debt (after-tax)	937	—	—	—	—
Add: Visa indemnification charges (after-tax)	227	222	216	229	189

Adjusted net income available to common shareholders	$57,479	55,633	56,140	51,568	53,213
Weighted average common shares outstanding - diluted	131,197	132,297	133,625	135,744	137,831
Adjusted net income per common share, diluted	$0.44	0.42	0.42	0.38	0.39

Adjusted Pre-tax, Pre-credit Costs Income
Income before income taxes	$90,741	93,986	88,034	85,812	78,928
Add: Provision for losses on loans	5,021	2,956	6,636	4,397	8,193
Add: Other credit costs(1)	6,864	7,344	6,175	11,273	8,213
Add: Restructuring charges	69	69	5	(107)	3,484
Add: Litigation contingency/settlement expenses	710	—	4,400	—	463
Add: Loss on extinguishment of debt	1,533	—	—	—	—
Add: Visa indemnification charges	371	363	354	375	310
Subtract: Investment securities gains, net	(58)	—	(1,985)	(725)	—

Pre-tax, pre-credit costs income	$105,251	104,718	103,619	101,025	99,591

Adjusted Non-interest Expense
Total non-interest expense	$183,033	177,907	177,806	178,908	184,883
Subtract: Other credit costs(1)	(6,864)	(7,344)	(6,175)	(11,273)	(8,213)
Subtract: Restructuring charges	(69)	(69)	(5)	107	(3,484)
Subtract: Visa indemnification charges	(371)	(363)	(354)	(375)	(310)
Subtract: Loss on extinguishment of debt	(1,533)	—	—	—	—
Subtract: Litigation contingency/settlement expenses	(710)	—	(4,400)	—	(463)

Adjusted non-interest expense	$173,486	170,131	166,872	167,367	172,413

(1)	Other credit costs consist primarily of foreclosed real estate expense, net.